                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Interactive Pictures Corporation dated September 17, 1999, of our report dated January 29, 1999 except as to Notes 5 and 6 for which the date is April 12, 1999 and as to Note 13 for which the date is July 2, 1999 relating to the consolidated financial statements, which appears in the Registration Statement on Form S-1 (No. 333-78983).


                                            /s/ PricewaterhouseCoopers LLP
                                            ------------------------------------
                                            PricewaterhouseCoopers LLP

Knoxville, Tennessee
September 17, 1999




                                 Exhibit 23.2-1